Exhibit No. 3(i)

                            ARTICLES OF AMENDMENT OF
                            NATIONAL BANKSHARES, INC.


    The undersigned corporation, pursuant to Title 13.1, Chapter 9, Article 11 of the Code of Virginia, hereby executes the following articles of amendment and sets forth:

                                       ONE
    The name of the corporation is National Bankshares, Inc.

                                       TWO
    The text of the amendment adopted is as follows:
    To increase the number of authorized shares of common stock, Paragraph 2.(a). is amended in pertinent part as follows,
        2.(a.) The aggregate number of shares which the Corporation is authorized to issue is as follows: Class Number of Shares Par Value Common 10,000,000 $2.50

                                      THREE
    The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

                                      FOUR
    The date that the amendment of Paragraph 2.(a.) of the articles of incorporation was adopted was April 8, 2003.

                                      FIVE
    The amendment was proposed by the board of directors and submitted to the shareholders in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia, and:

(a) The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment was: Designation No. of Outstanding Shares No. of Votes Entitled to be Cast Common Stock 3,511,377 Shares 3,511,377 Shares

(b)      The total number of:

      (i) Votes cast for and against the amendment by each voting group entitled to vote separately on the amendment was:

                               Total No. of Votes        Total No. of Votes
                                 Cast FOR the             Cast AGAINST the
          Voting Group             Amendment                 Amendment
          ------------        --------------------     ---------------------

          Common Stock             3,051,535                  143,693

(c) And the number cast for the amendment by the voting group was sufficient for approval by that voting group.

    The undersigned Chairman of the Board of Directors, President and Chief Executive Officer declares that the facts herein stated are true as of April 8, 2003.

                            NATIONAL BANKSHARES, INC.


                                            By: /s/ JAMES G. RAKES
                                                --------------------------------
                                                James G. Rakes
                                                Chairman
                                                President and
                                                Chief Executive Officer

                                       62